UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 1, 2001

                           AngelCiti Multimedia, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                    000-55468             88-0427195
----------------------------     ----------------     -------------------
(State or other jurisdiction        (Commission          (IRS  Employer
     of  incorporation)           File  Number)       Identification  No.)



     1680 N. Vine Street, Suite 721, Hollywood, CA          90028
     ---------------------------------------------        ---------
     (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (800) 230-2249


         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 1, 2001, AngelCiti Multimedia, Inc. ("AngelCiti") moved its office space from 1680 N. Vine Street, Suite 904, Hollywood, CA 90028 to 1680 N. Vine Street, Suite 721, Hollywood, CA 90028. In addition, AngelCiti changed its main phone number from (323) 461-4256 to (800) 230-2249 and changed it's main fax number from (323) 461-4007 to (954) 337-2919.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

On December 1, 2000, Adam J. Zoblotsky, a director of AngelCiti Multimedia, Inc. ("AngelCiti") and AngelCiti's president, presented a letter of resignation to AngelCiti's Chief Executive Officer, Lawrence Hartman, and AngelCiti's Board of Directors.

There were no disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Zoblotsky indicated he was resigning to pursue other ventures and opportunities. Mr. Zoblotsky's letter of resignation is attached to this Form 8K as exhibit 16. Mr. Zoblotsky will be retaining ownership of his shares in AngelCiti.

Mr. Hartman will assume Mr. Zoblotsky's duties as president and will continue to serve as the Company's Chief Executive Officer. Mr. Zoblotsky's vacated director seat will not be filled as the Company's Board of Directors have reduced the number of directors from four to three.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (16) Letter re: resignation of Adam Zoblotsky as president and as a director of AngelCiti Multimedia, Inc.

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ANGELCITI MULTIMEDIA, INC.
                                                 (Registrant)





Date: December 6, 2001                           /s/  Lawrence S. Hartman
      -----------------------------              -------------------------------
                                                      Lawrence S. Hartman